Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Reg. No. 333-211730) and Form S-8 (Reg. Nos. 333-211023 and 333-143900) of Olympic Steel, Inc. of our report dated March 2, 2018, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio

March 2, 2018